Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.
a Delaware Corporation
as of January 31, 2024

Subsidiary Name	Jurisdiction of Incorporation
ADSK Ireland Limited	Ireland
ADSK Norway AS	Norway
ADSK Norway Holdings AS	Norway
Assemble Systems, LLC	U.S.
Autodesk (China) Software Research and Development Co., Ltd.	China
Autodesk (EMEA) Sárl	Switzerland
Autodesk AB	Sweden
Autodesk ApS	Denmark
Autodesk Asia Pte. Ltd.	Singapore
Autodesk Australia Pty. Ltd.	Australia
Autodesk Australia Holding Pty. Ltd.	Australia
Autodesk B.V.	Netherlands
Autodesk Canada Co.	Canada
Autodesk Colombia, S.A.S.	Colombia
AUTODESK d.o.o.	Croatia
Autodesk de Argentina S.A.	Argentina
Autodesk de Costa Rica, S.R.L.	Costa Rica
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Development S.á.r.l.	Switzerland
Autodesk Direct Limited	United Kingdom
Autodesk do Brasil Ltda	Brazil
Autodesk Far East Limited	Hong Kong
Autodesk Finance Holdings Limited (Ireland)	Ireland
Autodesk France S.A.S.	France
Autodesk Ges.mbH	Austria
Autodesk Global, Inc.	U.S.
Autodesk Global Holdings Limited	Ireland
Autodesk GmbH	Germany
Autodesk Hungary Kft.	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	U.S.
Autodesk Ireland Operations Unlimited Company	Ireland
Autodesk Israel Ltd.	Israel
Autodesk Korea Limited	South Korea
Autodesk Limited	Saudi Arabia
Autodesk Limited	United Kingdom

Autodesk Ltd. Japan	Japan
Autodesk Netherlands Holdings B.V.	Netherlands
Autodesk Norway AS	Norway
Autodesk S.r.l.	Italy
Autodesk S.R.L.	Romania
Autodesk SA	Switzerland
Autodesk Software (China) Co., Ltd.	China
Autodesk Sp. Z o.o.	Poland
Autodesk spol. s.r.o.	Czech Republic
Autodesk Taiwan Limited	Taiwan, Republic of China
Autodesk UK Holdings Limited	United Kingdom
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Autodesk, S.A.	Spain
Autodesk Inc Jordan PSC	Jordan
BuildingConnected, Inc.	U.S.
CadSoft Computer GmbH	Germany
Delcam Australia Pty Limited	Australia
Delcam Consulting and Technology Services Limited	India
Delcam Limited	United Kingdom
Delcam Software (India) Private Limited	India
Flexsim Software Products, Inc.	U.S.
Graitec GmbH	Germany
HD Solutions Co., Ltd.	Republic of Korea
Innovyze LLC	Delaware
Innovyze Ltd.	United Kingdom
Innovyze Pty. Ltd.	Australia
Moxion	New Zealand
netfabb GmbH	Germany
PlanGrid Australia Pty Ltd.	Australia
PlanGrid Canada ULC	Canada
PlanGrid, Inc.	U.S.
Prodsmart, Inc.	U.S.
Prodsmart Informatica, S.A.	Portugal
ProEst, Inc.	U.S.
Pype LLC	U.S.
Pype Technologies Private Limited	India
Shotgun Software, LLC	U.S.
Spacemaker AEC Software Oy	Finland
Spacemaker AS Norway	Norway
Spacemaker France SAS	France
Spacemaker Sweden AB	Sweden
Solid Angle S.L.U.	Spain
Storm Australia Holdco Pty. Ltd.	Australia
TradeTapp, Inc.	U.S.

Unifi Labs, Inc.	U.S.
Wild Technology, Inc.	U.S.
XP Software Pty. Ltd.	Australia
XP Solutions Software Limited	United Kingdom
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